Exhibit 99.1

FactSet Research Systems Inc.
601 Merritt 7
Norwalk, Connecticut 06851
203.810.1000 / 203.810.1001 Fax

News Release

FOR IMMEDIATE RELEASE

FactSet Research Systems Reports Results for the Second Quarter of Fiscal 2014

●	ASV advanced $22.5 million, up 6% organically
●	Adjusted EPS rose 10% to $1.22

NORWALK, Conn., March 18, 2014 - FactSet Research Systems Inc. (NYSE:FDS) (NASDAQ:FDS), a leading provider of integrated global financial information and analytical applications to the investment community, today announced its results for the second quarter of fiscal 2014.

For the quarter ended February 28, 2014, revenues increased to $226.9 million, up 7% over the prior year. Included in this total was $2 million from the acquisition of Matrix. Operating income was $75.1 million compared to $56.2 million in the year ago quarter. Net income was $52.4 million versus $44.5 million a year ago. Diluted earnings per share was $1.22 compared to $1.00 in the same period of fiscal 2013.

Adjusted operating income for the quarter was up 4% over the prior year. Adjusted operating income in the fiscal 2013 period excludes the prior year non-cash pre-tax charge of $15.7 million for vesting performance-based stock options. Adjusted net income advanced 6%. Adjusted net income in the year ago quarter excludes both the after-tax charge of $11.0 million related to performance-based stock options and $6.3 million in income tax benefits from the U.S. Federal R&D credit. Adjusted diluted EPS rose 10%. Prior year adjusted diluted EPS of $1.11 excludes the net effect of a $0.25 decrease for the vesting of performance-based options, partially offset by a $0.14 increase in diluted EPS from the U.S. Federal R&D credit.

A reconciliation between GAAP and adjusted financial measures is presented on page 9 of this press release.

Consolidated Statements of Income

(Condensed and Unaudited)
	Three Months Ended February 28,
(In thousands, except per share data)	2014	2013	Change
Revenues	$226,934	$213,083	7%
Adjusted operating income	$75,054	$71,860	4%
Adjusted net income	$52,426	$49,281	6%
Adjusted diluted earnings per share	$1.22	$1.11	10%
Diluted weighted average shares	43,107	44,455

“Our second quarter results reflect an improving buy-side client base, and include acquiring the remaining 40% interest in Matrix,” said Philip Hadley, Chairman and CEO. “I’m pleased to see that our net client growth in the past three months was the highest quarterly total since 2006 and buy-side users grew at a level we’ve not seen since 2004. This is validation that our sizable reinvestment in our products and services is being recognized by the market.”

Annual Subscription Value (“ASV”)

ASV totaled $920 million at February 28, 2014, up 6% organically over the prior year. Including $7.3 million from the acquisition of Matrix, ASV increased $29.8 million over the last three months. Buy-side clients account for 82.7% of ASV and the remainder from sell-side firms who perform M&A advisory work and equity research. ASV at any given point in time represents the forward-looking revenues for the next 12 months from all services currently being supplied to clients.

Financial Highlights – Second Quarter of Fiscal 2014

●	ASV from U.S. operations was $626 million and $294 million was related to international operations.
●	U.S. revenues were $154.3 million, up 6% from the year ago quarter.
●	Non-U.S. revenues rose to $72.7 million. Excluding incremental revenue from the acquisition of Matrix and the impact of foreign currency, the international growth rate was 6%.
●	Operating margin was 33.1% compared to 26.4% a year ago. The acquisition of Matrix reduced the operating margin by 40 basis points.
●	The effective tax rate was 30.5%. If the U.S. Federal R&D tax credit had been re-enacted by February 28, 2014, the annual effective tax rate would have been 29.0%.
●	Quarterly free cash flow was $38 million.

Operational Highlights – Second Quarter of Fiscal 2014

●	Client count rose by 96, including 32 new clients acquired from Matrix and totaled 2,632 at February 28, 2014.
●	Annual client retention was greater than 95% of ASV and 92% when expressed as a percentage of clients.
●	Users of the FactSet workstation increased by 849 over the past three months and totaled 51,863 professionals at February 28, 2014. The user count does not include Matrix users.
●	Employee count was 6,486 at February 28, 2014, an increase of 87 employees during the quarter.
●	Capital expenditures were $2.6 million.
●	A regular quarterly dividend of $14.8 million or $0.35 per share was paid on March 18, 2014, to common stockholders of record as of February 28, 2014.
●	The Company repurchased 800,000 shares for $86.1 million during the second quarter. At February 28, 2014, $219 million remains authorized for future repurchases.
●	Common shares outstanding were 42.4 million at February 28, 2014.
●	FactSet was named one of Fortune’s “100 Best Companies to Work For,” marking the Company’s sixth appearance on the list in the last seven years.
●	FactSet opened a new office in Singapore to meet the needs of its growing international client base.

Matrix Acquisition

FactSet acquired Matrix Data Limited (“Matrix”) for $32 million during the second quarter of fiscal 2014. Headquartered in London, England, Matrix’s primary line of business is a provider of intelligence to the UK financial services industry, covering market share of mutual fund distribution. Matrix has developed customer, channel and market benchmarking solutions that help clients optimize product distribution and improve marketing effectiveness to drive revenue growth. At the time of acquisition, Matrix employed 85 individuals in England and had annual subscriptions of $7.3 million. Matrix reduced FactSet’s second quarter operating margin by 40 basis points and diluted earnings per share by $0.01. For the full year fiscal 2014, Matrix is not expected to have an impact on diluted earnings per share.

Business Outlook

The following forward-looking statements reflect FactSet’s expectations as of today’s date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. The Company does not intend to update its forward-looking statements until its next quarterly results announcement, other than in publicly available statements.

Third Quarter Fiscal 2014 Expectations

●	Revenues are expected to range between $229 million and $233 million.
●	Operating margin is expected to range between 32.5% and 33.5%, which includes a 70 basis point reduction from the recent acquisitions of Revere and Matrix.
●	The annual effective tax rate is expected to range between 30% and 31% and assumes that the U.S. Federal R&D tax credit will not be re-enacted by the end of the third quarter of fiscal 2014.
●	Diluted EPS should range between $1.24 and $1.26. The lapse in the U.S. Federal R&D tax credit on December 31, 2013 reduced each end of the diluted EPS range by $0.03.

Conference Call

The Company will host a conference call today, March 18, 2014, at 11:00 a.m. (Eastern Time) to review the second quarter fiscal 2014 earnings release. To listen, please visit the investor relations section of the Company’s website at www.factset.com.

Forward-looking Statements

This news release contains forward-looking statements based on management's current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the Company's strategy for growth, product development, market position, subscriptions, expected expenditures and financial results are forward-looking statements. Forward-looking statements may be identified by words like "expected," "anticipates," "plans," "intends," "projects," "should," "indicates," "continues," "subscriptions" and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in FactSet's filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K and quarterly reports on Form 10-Q, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to, the current status of the global economy; the ability to integrate newly acquired companies and businesses; the stability of global securities markets; the ability to hire qualified personnel; the maintenance of the Company's leading technological position; the impact of global market trends on the Company's revenue growth rate and future results of operations; the negotiation of contract terms with corporate vendors, data suppliers and potential landlords; the retention of key clients; the successful resolution of ongoing audits by tax authorities; the continued employment of key personnel; the absence of U.S. or foreign governmental regulation restricting international business; and the sustainability of historical levels of profitability and growth rates in cash flow generation.

About Adjusted Financial Measures

Financial measures in accordance with U.S. generally accepted accounting principles (“GAAP”) including operating income, net income and diluted earnings per share have been adjusted. Fiscal 2013 adjusted financial measures exclude a non-cash pre-tax charge of $15.7 million related to the vesting of performance-based stock options and $6.3 million of income tax benefits related to the U.S. Federal R&D credit. The second quarter fiscal 2013 pre-tax stock-based compensation charge reduced GAAP operating income by $15.7 million, GAAP diluted earnings per share by $0.25 and GAAP operating margin by 730 basis points. Together, the stock-based compensation charge and income tax benefits decreased GAAP net income by $4.7 million and GAAP diluted EPS by $0.11 per share. FactSet uses these adjusted financial measures, both in presenting its results to stockholders and the investment community, and in its internal evaluation and management of the business. The Company believes that these adjusted financial measures and the information they provide are useful to investors because it permits investors to view the Company’s performance using the same tools that management uses to gauge progress in achieving its goals. Investors may benefit from referring to these adjusted financial measures in assessing the Company’s performance and when planning, forecasting and analyzing future periods and may also facilitate comparisons to its historical performance. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

About Non-GAAP Free Cash Flow

The GAAP financial measure, cash flows provided by operating activities, has been adjusted to report non-GAAP free cash flow that includes the cash cost for taxes and changes in working capital, less capital expenditures. Included in the just completed second quarter was $41 million of net cash provided by operations and $3 million of capital expenditures. The presentation of free cash flow is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. FactSet uses this financial measure, both in presenting its results to stockholders and the investment community, and in the Company’s internal evaluation and management of the business. Management believes that this financial measure is useful to investors because it permits investors to view the Company’s performance using the same metric that management uses to gauge progress in achieving its goals and is an indication of cash flow that may be available to fund further investments in future growth initiatives.

About FactSet

FactSet, a leading provider of financial information and analytics, helps the world’s best investment professionals outperform. More than 50,000 users stay ahead of global market trends, access extensive company and industry intelligence, and monitor performance with FactSet’s desktop analytics, mobile applications, and comprehensive data feeds. The Company has been included in FORTUNE's Top 100 Best Companies to Work For, the United Kingdom’s Great Places to Work and France’s Best Workplaces. FactSet is listed on the New York Stock Exchange and NASDAQ (NYSE:FDS) (NASDAQ:FDS). Learn more at www.factset.com, and follow us on Twitter: www.twitter.com/factset.

FactSet Research Systems Inc.

Consolidated Statements of Income – Unaudited

	Three Months Ended February 28,		Six Months Ended February 28,
(In thousands, except per share data)	2014	2013	2014	2013

Revenues	$226,934	$213,083	$449,909	$424,167

Operating expenses
Cost of services	87,254	75,842	170,504	149,427
Selling, general and administrative*	64,626	81,077	129,610	147,492
Total operating expenses	151,880	156,919	300,114	296,919

Operating income	75,054	56,164	149,795	127,248

Other income	344	357	685	785
Income before income taxes	75,398	56,521	150,480	128,033

Provision for income taxes	22,972	11,982	45,876	33,726
Net income	$52,426	$44,539	$104,604	$94,307

Diluted earnings per common share	$1.22	$1.00	$2.41	$2.11

Diluted weighted average common shares	43,107	44,455	43,432	44,788

* Of the total pre-tax stock-based compensation charge of $15.7 million from the vesting of performance-based stock options, $15.5 million is reflected within the Selling, general and administrative expense line above for the three and six months ended February 28, 2013, respectively.

FactSet Research Systems Inc.

Consolidated Statements of Comprehensive Income – Unaudited

	Three Months Ended February 28,		Six Months Ended February 28,
(In thousands)	2014	2013	2014	2013

Net income	$52,426	$44,539	$104,604	$94,307

Other comprehensive income (loss), net of tax
Net unrealized gain on cash flow hedges*	387	84	3,284	1,371
Foreign currency translation adjustments	3,506	(4,731)	11,654	(1,657)
Other comprehensive income (loss)	3,893	(4,647)	14,938	(286)

Comprehensive income	$56,319	$39,892	$119,542	$94,021

* For the three and six months ended February 28, 2014, the unrealized gain on cash flow hedges was net of tax expense of $231 and $1,961, respectively. The unrealized gain on cash flow hedges disclosed above for the three and six months ended February 28, 2013, was net of tax expense of $50 and $822, respectively.

FactSet Research Systems Inc.

Consolidated Balance Sheets - Unaudited

(In thousands)	February 28, 2014	August 31, 2013

ASSETS
Cash and cash equivalents	$88,790	$196,627
Investments	14,185	12,725
Accounts receivable, net of reserves	97,564	73,290
Prepaid taxes	14,487	16,937
Deferred taxes	3,474	2,803
Prepaid expenses and other current assets	13,536	15,652
Total current assets	232,036	318,034

Property, equipment, and leasehold improvements, net	60,627	65,371
Goodwill	287,545	244,573
Intangible assets, net	47,390	36,223
Deferred taxes	21,871	22,023
Other assets	4,496	3,973
TOTAL ASSETS	$653,965	$690,197

LIABILITIES
Accounts payable and accrued expenses	$27,821	$29,864
Accrued compensation	24,649	40,137
Deferred fees	35,417	29,319
Taxes payable	6,576	3,769
Dividends payable	14,827	15,164
Total current liabilities	109,290	118,253

Deferred taxes	2,723	2,396
Taxes payable	5,345	5,435
Deferred rent and other non-current liabilities	18,953	22,334
TOTAL LIABILITIES	$136,311	$148,418

STOCKHOLDERS’ EQUITY
Common stock	$485	$481
Additional paid-in capital	359,253	326,869
Treasury stock, at cost	(601,101)	(454,917)
Retained earnings	775,251	700,519
Accumulated other comprehensive loss	(16,234)	(31,173)
TOTAL STOCKHOLDERS’ EQUITY	517,654	541,779
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$653,965	$690,197

FactSet Research Systems Inc.

Consolidated Statements of Cash Flows - Unaudited

(In thousands)	Six Months Ended February 28,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$104,604	$94,307
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	17,442	18,010
Stock-based compensation expense	10,616	26,373
Deferred income taxes	(1,157)	(2,394)
Gain on sale of assets	(64)	(2)
Tax benefits from share-based payment arrangements	(4,984)	(9,870)
Changes in assets and liabilities, net of effects of acquisitions
Accounts receivable, net of reserves	(20,466)	(11,569)
Accounts payable and accrued expenses	(2,909)	5,038
Accrued compensation	(15,949)	(22,061)
Deferred fees	2,460	1,937
Taxes payable, net of prepaid taxes	9,754	(3,295)
Prepaid expenses and other assets	(331)	772
Deferred rent and other non-current liabilities	(389)	(282)
Other working capital accounts, net	100	74
Net cash provided by operating activities	98,727	97,038

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of businesses, net of cash acquired	(47,170)	(705)
Purchases of investments	(7,487)	(8,098)
Proceeds from sales of investments	6,871	7,500
Purchases of property, equipment and leasehold improvements, net of proceeds from dispositions	(8,032)	(9,084)
Net cash used in investing activities	(55,818)	(10,387)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividend payments	(30,011)	(27,280)
Repurchase of common stock	(146,184)	(139,010)
Proceeds from employee stock plans	16,881	31,306
Tax benefits from share-based payment arrangements	4,984	9,870
Net cash used in financing activities	(154,330)	(125,114)

Effect of exchange rate changes on cash and cash equivalents	3,584	733

Net decrease in cash and cash equivalents	(107,837)	(37,730)

Cash and cash equivalents at beginning of period	196,627	189,044
Cash and cash equivalents at end of period	$88,790	$151,314

Reconciliation of Adjusted Financial Measures

Financial measures in accordance with U.S. GAAP including operating income, net income and diluted earnings per share have been adjusted below. FactSet uses these adjusted financial measures, both in presenting its results to stockholders and the investment community, and in its internal evaluation and management of the business. The Company believes that these adjusted financial measures and the information they provide are useful to investors because it permits investors to view the Company’s performance using the same tools that management uses to gauge progress in achieving its goals. Adjusted measures may also facilitate comparisons to FactSet’s historical performance.

(Unaudited)	Three Months Ended February 28,
(In thousands, except per share data)	2014	2013	Change
GAAP Operating income	$75,054	$56,164
Vesting Performance-based stock options (a)	-	15,696
Adjusted Operating income	$75,054	$71,860	4%

GAAP Net income	$52,426	$44,539
Vesting Performance-based stock options (a)	-	11,004
Income tax benefits from the U.S. Federal R&D credit (b)	-	(6,262)
Adjusted Net income	$52,426	$49,281	6%

Adjusted Diluted earnings per common share (a)(b)	$1.22	$1.11	10%
Weighted average common shares (Diluted)	43,107	44,455

(a)

GAAP operating income was adjusted to exclude a non-cash pre-tax charge of $15.7 million for stock-based compensation. The vesting of the performance-based stock options increased stock-based compensation, net of tax by $11.0 million and reduced diluted earnings per share by $0.25. For the purposes of calculating adjusted net income and adjusted diluted earnings per share, the pre-tax stock-based compensation charge of $15.7 million was taxed at the prior year annual effective tax rate of 29.9%.

(b)

The U.S. Federal R&D tax credit was first enacted in 1981, but was never made a permanent credit, resulting in 8 expirations and 15 extensions since 1981. Only once in its 32-year history was the tax credit not retroactively re-enacted, which was from July 1, 1995 through June 30, 1996. The timing of when FactSet is able to recognize the U.S. Federal R&D tax credit has been volatile due to the numerous lapses and retroactive re-enactments by legislation over the past 10 years. GAAP financial measures in the fiscal 2013 second quarter were adjusted to exclude $6.3 million or $0.14 per diluted share in income tax benefits from the U.S. Federal R&D credit.

Reconciliation of Non-GAAP Financial Measures

Financial measures in accordance with U.S. GAAP including operating income, net income and diluted earnings per share have been adjusted below.

Three Months Ended February 28, 2014

(Condensed and Unaudited) In thousands	GAAP	Stock-Based Compensation	Amortization of Intangible Assets	Non-GAAP
Operating Income	$75,054	$5,500	$2,179	$82,733
Net Income (a)	$52,426	$3,823	$1,514	$57,763
Diluted EPS (a) (b)	$1.22	$0.09	$0.04	$1.34
Weighted Average Shares	43,107			43,107

(a)

For the purposes of calculating non-GAAP net income and non-GAAP diluted EPS, stock-based compensation expense and the amortization of intangible assets were taxed at the annual effective tax rate of 30.5%.

(b)	The sum of the non-GAAP diluted earnings per share may not equal the totals above due to rounding.